EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), dated as of July 25, 2018 (the “Effective Date”), is entered into by and between TYG Solutions Corp., a Delaware corporation (the “Company”), and Thomas Kikis(“Executive”).

RECITALS

WHEREAS, Executive and the Company desire to set forth the terms and conditions of Executive’s employment by the Company.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

AGREEMENT

Section 1.Term. Unless sooner terminated as provided in Section 9 of this Agreement, the term of this Agreement shall be for a period of one (1) year commencing on the Effective Date (the “Initial Term”). This Agreement shall automatically renew for successive six (6) month terms (the “Renewal Term(s),” collectively with the “Initial Term”, the “Term”), unless either party provides written notice to the other of its intent to terminate this Agreement not less than thirty (30) days before the end of the then current Term. Notwithstanding the foregoing, the Company and Executive acknowledge and agree that Executive’s employment hereunder shall at all times be “at will,” which means that either Executive may resign at any time for any reason or for no reason, and that the Company may terminate Executive’s employment at any time for any reason or for no reason, in either case, subject to the applicable provisions of this Agreement.

Section 2.Position, Duties and Responsibilities. During the Term, subject to the terms and conditions of this Agreement, the Company shall employ Executive, and Executive shall serve, as Chief Communications Officer of the Company, reporting directly to the Chief Executive Officer of the Company. Executive shall also hold such other positions with the Company or any of its affiliated companies during the Term as the Board of Directors of the Company (as constituted from time to time, the “Board”) may specify and Executive may agree from time to time. Executive shall have such duties and responsibilities as shall be commensurate with the positions held by him at any time. Executive shall devote such professional time as is necessary to perform his obligations under this Agreement, and shall faithfully, industriously and to the best of his ability, experience and talent, perform the duties and responsibilities of his position(s).

Section 3.Principal Location. Executive’s principal location of employment shall be 3805 Old Easton Road, Doylestown, PA 18902 (the “Principal Executive Office”), provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company’s business.

Section 4.Base Salary. During the Term, Executive shall be paid a base salary (the “Base Salary”) that initially shall be $12,500 per month, which is equivalent to $150,000 annually, subject to applicable tax withholding. The Base Salary will be paid bi-monthly on the first and the fifteenth day of each month, or otherwise in accordance with the regular payroll practices of the Company from time to time in effect. The Board may increase the Base Salary in its sole discretion.

Section 5.Equity Awards. In further consideration for Executive’s services, the Board shall consider in good faith whether to grant equity awards to Executive based upon, among other things as the Board may deem relevant, the performance of the Executive and the Company.

Section 6.Other Benefits. During the Term, Executive shall be entitled to receive such other employment-related benefits and perquisites as are provided to senior executives of the Company and its subsidiaries under the Company’s employee benefit plans and policies generally that are not specifically otherwise addressed herein, as such benefits may be changed from time to time in the sole discretion of the Company.

Section 7.Reimbursement of Expenses. During the Term, the Company shall pay (or promptly reimburse Executive) for all reasonable out-of-pocket expenses incurred by Executive in the course of performing his duties and responsibilities hereunder, which are consistent with the Company’s policies in effect from time to time with respect to business expenses.

Section 8.Payments. All payments by the Company to Executive shall be paid in U.S. dollars and shall be subject to any deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions required by law.

Section 9.Termination of Employment.

(a)Upon any termination of Executive’s employment, Executive (or his estate in the event his employment terminates upon his death) shall be entitled to be paid (i) all accrued but unpaid Base Salary through the last day of employment, (ii) any unpaid or unreimbursed expenses incurred during the Term in accordance with Section 7 of this Agreement, and (iii) any vested and accrued benefits with the inclusion of unused vacation accruals provided under the Company’s employee benefit plans and policies (including vacation policies) upon termination of employment in accordance with the terms contained therein (collectively, the “Accrued Obligations”).

(b)The Company may terminate Executive’s employment at any time for Cause. “Cause” shall mean a good faith determination by the Board that Executive has: (i) engaged in any act of willful and gross misconduct or fraud in the course of his employment; (ii) been convicted of or pleaded “guilty” or “no contest” to a felony or other crime of moral turpitude; or (iii) materially breached this Agreement which, in the case of clause (iii) only, has not been cured within 30 days of written notice to Executive of such violation. Any termination for Cause shall be effective immediately upon delivery to Executive of written notice of such termination, subject to the cure right in clause (iii) above. In the event that the Company terminates Executive’s employment for Cause, he shall be entitled only to be paid the Accrued Obligations and shall have no right to any further compensation or any other benefits under this Agreement.

(c)The Company may terminate Executive’s employment at any time without Cause, and Executive may resign for Good Reason at any time. “Good Reason” shall mean Executive’s voluntary resignation due to the Company, without Executive’s written consent, (A) effecting any material diminution in Executive’s duties and responsibilities that is inconsistent with Executive’s position with the Company, (B) materially reducing Executive’s compensation, (C) changing the Principal Executive Office to a location more than 50 miles from the prior Principal Executive Office, or (D) materially breaching this Agreement or any other agreement with Executive. Executive shall provide at least 30 days’ notice of his intent to resign for Good Reason. If the Company remedies the basis on which Executive proposes to resign for Good Reason prior to the expiration of the 30-day notice period, Executive’s resignation will be deemed withdrawn and shall not become effective.

(d)If Executive’s employment is terminated by the Company without Cause or if Executive resigns for Good Reason, Executive shall be entitled to (1) be paid the Accrued Obligations; (2) receive his then current Base Salary during the then remaining Term (payable over the period in accordance with the Company’s regular payroll practices);and (3) in the event that Executive participates in any group health or benefit plans of the Company as of the time of such termination, (x) if Executive elects coverage under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act (COBRA), continued coverage for himself and his family under the Company’s group health or benefit plan in which Executive was participating as of immediately prior to such termination of employment and reimbursement (the “Premium Reimbursement”) of the portion of the premiums that the Company would have paid had Executive’s employment continued for the then remaining Term following such termination (the “Continued Coverage Period”) until the earlier of (1) the end of the Continued Coverage Period or (2) the date on which Executive becomes eligible for health coverage through another employer; or (y) if such Premium Reimbursement would result in the imposition of an excise tax or other penalties on the Company or is not permissible under the terms of the Company’s applicable health or benefit plan, a dollar amount payable each month during the Continued Coverage Period (or applicable portion thereof) equal to the Premium Reimbursement that the Company would have paid for such month under clause (x) above (clauses (2) and (3) together, “Severance”). Executive’s right to receive Severance is expressly conditioned on Executive not engaging in any activities that violate any of the covenants set forth herein. Should executive engage in any such prohibited activities, then Executive shall have no further right or claim to any Severance to which Executive may otherwise be entitled under this subsection (d), from and after the date on which Executive engages in such activities and the Company shall have no further obligations with respect to the payment of Severance.

Section 10.Non-Competition; Non-Hire; Non-Disparagement. During the Term and for an additional period of one and one-half (1 1/2) years, Executive, and/or any business he is affiliated with, shall not engage or participate in any cannabis based business (for purposes of this Agreement, wherever the term "cannabis-based business" is used it shall mean any business engaged in the manufacture, sale, development, distribution, marketing or research and development of products that are derived from, related to any cannabinoids, including but not limited to, synthetic versions of cannabinoids, whether pharmaceutical or over-the-counter) that is in competition in any manner whatsoever with the current or anticipated cannabis based business of the Company (the “Restricted Period”). In furtherance of, and not in limitation of the foregoing, during the Restricted Period, Executive shall not, directly or indirectly, accept employment with, be a consultant or advisor to, or own any equity interest in (other than shares of a publicly traded company that represent less than 2% of the outstanding shares) any business enterprise that is in competition in any manner whatsoever with the current or anticipated cannabis based business of the Company. During the Restricted Period, neither Executive nor his affiliates shall solicit for employment or hire any employee of the Company or any affiliate. Executive shall not directly or indirectly make any statement or any other expressions (in writing, orally or otherwise) on television, radio, the Internet or other media or to any third party, including in communication with any customers, vendors, prospects, employees, equity holders, governmental agency, sales or leasing representatives or distributors, which are in any way disparaging of the Company or any of its affiliates (or of any of their respective equity holders) or the products or services of the Company or any of its affiliates (or any of their respective equity holders) or places any of the foregoing in a negative light.

Section 11.Section 409A. This Agreement and the amounts payable hereunder are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), and shall be interpreted, construed, and performed consistent with such intent. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code. Notwithstanding any provision in this Agreement to the contrary: (a) the payment of any “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive also has undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid to Executive as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service”; (b) any payment otherwise required to be made hereunder to Executive as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (to the extent applicable to Executive), in which case Executive shall be paid on the first business day following the expiration of such period of time, in a single payment, an amount equal to the aggregate amount of all delayed payments, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein; and (c) to the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation, (i) any such expense reimbursement shall be made by Executive no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

Section 12.Disclosure of Information.

(a)Obligation of Executive. Executive recognizes that the Company possesses a body of existing technology and intellectual property right and is engaged in a continuous program of research, development and production with respect to its business (present and future). Executive further understands and hereby acknowledges, understands and agrees that all Confidential and Proprietary Information, as set forth in Section 12(b), is the exclusive and confidential property of the Company and shall be at all times regarded, treated and protected as such in accordance with this Agreement. Executive acknowledges that all such Confidential and Proprietary Information is in the nature of a trade secret. Failure to mark any writing “confidential” shall not affect the confidential nature of such writing or the information contained therein. Notwithstanding any provision herein to the contrary, for purposes of this Section 12, the term “Company” shall refer to the Company and each of its parent and subsidiaries.

(b)Definition of Confidential and Proprietary Information. “Confidential and Proprietary Information” shall mean information which is used in the Company’s business and (1) is proprietary to, about or created by the Company; (2) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interest of the Company; or (3) is designated as Confidential and Proprietary Information by the Company, known by the Executive to be considered confidential by the Company, or from all relevant circumstances should reasonably be assumed by the Executive to be confidential and proprietary to the Company, except such Confidential and Proprietary Information that (i) becomes known generally to the public through no fault of the Executive, (ii) is required to be disclosed by the Executive in connection with the performance of his duties as set forth in this Agreement, (iii) the disclosure of which, is necessary to comply with the applicable federal, state or local laws, legal process or any order or mandate of a court or other governmental authority, (iv) is reasonably believed by the Executive, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against the Executive, and (v) the Executive can show was acquired, or is acquired after the date of this Agreement from a third party and such third party did not obtain such Confidential and Proprietary Information from the Executive subject to or in violation of obligations similar to those set forth in this Section 12; provided, however, that in the case of subparagraphs (iii) and (iv), the Executive shall give the Company reasonable advance written notice of the Confidential and Proprietary Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential and Proprietary Information. Such Confidential and Proprietary Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

(i)trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques;

(ii)prototype products, current and currently contemplated products and projects, prototype resource information, copyrights, and other proprietary information, including, but not limited to, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, and know how related to the current, future and proposed products, projects, documents and services of the Company, prices or other financial data, volume of sales, promotional methods, marketing plans, lists of names or classes of customers or personnel, mode of operation and other details of its products and services, as well as names and expertise of employees, consultants, customers and prospects, lists of suppliers, business plan, forecasts, strategies, product or project development plans, forecasts, strategies, business opportunities, or financial statements and further includes, without limitation, any information of the Company concerning research, development, design details and specifications, financial information, procurement requirements, purchasing, customer lists, business forecasts, and such other information that derives independent economic value, actual or potential, for not being generally known to the public or to other persons; and

(iii)Confidential and proprietary information provided to the Company by any actual or potential customer, government agency, or other third party (including businesses, consultants and other entities and individuals).

In furtherance of, and not in limitation of the foregoing, Confidential and Proprietary Information shall include any copies, summaries, reports, analyses, compilations, interpretations, reflections, studies, derivatives or extracts thereof, or the like, prepared, contributed to and/or reviewed or received by Executive and which contains Confidential Proprietary Information.

(c)Covenants of Executive. As a consequence of Executive’s position with the Company, Executive will occupy a position of trust and confidence with respect to the Company’s affairs and business and will have access to Confidential and Proprietary Information. In view of the foregoing and of the consideration to be provided to the Executive, the Executive agrees that it is reasonable and necessary that the Executive make the following covenants, which covenants shall survive the termination of this Agreement, as follows:

(i)Except as set forth in Section 12(b), the Executive will not disclose Confidential and Proprietary Information to any person or entity, either inside or outside the Company without first obtaining the Company’s prior written consent.

(ii)Except as set forth in Section 12(b), Executive will not use, copy or transfer Confidential and Proprietary Information without first obtaining the Company’s prior written consent.

(iii)Upon the termination of the Term, the Executive shall promptly deliver to the Company (or its designee) all written materials, records and documents made by the Executive or coming into his possession prior to or during the Term concerning the business or affairs of the Company, including all materials containing Confidential and Proprietary Information. Further, the Executive will make available to the Company all devices, at such times as reasonably requested, to remove any and all Confidential and Proprietary Information.

Section 13.Intellectual Property, Inventions and Patents.

(a)Executive hereby assigns and agrees to assign in the future to the Company all of Executive’s right, title and interest in and to any and all Inventions (as defined below) (and all proprietary rights thereto) whether or not patentable or registrable under copyright of similar statutes, made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, prior to or during Executive’s relationship with the Company (other than the Inventions owned by Kannalife Sciences, Inc. which already have been acquired by the Company), and any other product, idea, discovery or Invention related to the present or anticipated business of the Company. The foregoing shall be in addition to any rights of the Company as a result of such Inventions being “work for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended). For purposes of this Agreement, “Inventions” shall mean trade secrets, inventions, mask works, ideas, processes, formulas, data, research, results, programs or other works of authorship, improvements, discoveries, developments, designs and techniques, patented or unpatented.

(b)Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential and Proprietary Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive (whether alone or jointly with others) while engaged by the Company, whether before or after the date hereof (“Work Product”), shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended) and belong exclusively to the Company. Executive shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such title and ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

(c)Executive shall promptly disclose any outside activities or interests, including any ownership or participation in the development of any Inventions. Executive understands that Executive is required to make such disclosures promptly if the activity or interest is related, either directly or indirectly, to (i) an area of research, development, service, product or product line of the Company, (ii) a manufacturing, development or research methodology or process of the Company or (iii) any activity that Consultant may be involved with on behalf of the Company. In furtherance of, and not in limitation of the foregoing, during the period of this Agreement and for twelve (12) months after termination of this Agreement, Executive will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by Executive, either alone or jointly with others. In addition, Executive will promptly disclose to the Company all patent applications filed by Executive or on Executive’s behalf within twelve (12) months after termination of this Agreement.

(d)Notwithstanding anything to the contrary contained herein or in any other document, instrument or agreement between the Company and Executive, Executive shall not collaborate with any person or entity (a "Collaborating Party"), to develop any Inventions that are related to, arise out of or are in connection with cannabis (including but not limited to any products related thereto), and any other product, idea, discovery or Invention related to the present or anticipated cannabis based business of the Company (the "Covered Inventions"), unless prior to such collaboration the Collaborating Party acknowledges the obligations of Executive hereunder and irrevocably agrees to assign, transfer and convey all of its/their right, title and interest in and to any and all such Collaborative Inventions (and all proprietary rights thereto) whether or not patentable or registrable under copyright of similar statutes, made or conceived or reduced to practice or learned by the Collaborating Party, either alone or jointly with others, prior to or during the Collaborating Party's relationship with the Company and/or Executive. Prior to engaging with a Collaborating Party to develop Collaborative Inventions, Executive shall provide to the Company written substantiation that the Collaborating Party has agreed to assign any and all Collaborative Inventions in form and substance acceptable to the Company.

Section 14.Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. The Company shall require any successor to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Any attempted assignment in contravention of this Section 14 shall be void ab initio.

Section 15.Waiver and Amendments. Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 16.Severability. If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (i) the remaining terms and provisions hereof shall be unimpaired, and (ii) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 17.Governing Law. Except to the extent preempted by federal law, the validity, interpretation, construction, and performance of this agreement is governed by and is to be construed under the laws of the State of Pennsylvania applicable to agreements made and to be performed in that state, without regard to conflict of laws rules. The parties agree that, in the event of any dispute arising out of this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in Philadelphia, PA, and that each party hereto waives any objection to such venue based on forum non conveniens.

Section 18.Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications byte Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records. Any notice so addressed shall be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 19.Entire Agreement. This Agreement and the agreements referred to herein constitute the entire understanding and agreement of the parties hereto regarding the employment of Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between Executive and the Company and its affiliates relating to the subject matter of this Agreement.

Section 20.Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 21.Survival of Operative Sections. Upon any termination of Executive’s employment, the provisions of Section 7 through this Section 21 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Executive Employment Agreement as of the date first above written.

THE COMPANY:

TYG SOLUTIONS CORP.

By:	/s/ Robert T. Malasek
Name:	Robert T. Malasek
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Thomas Kikis
Name:	Thomas Kikis